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                                                         EXHIBIT 4(b)(7)


     REGISTERED                                           CHIPS:

     No:                                                 CUSIP# 073902 15 7

                         THE BEAR STEARNS COMPANIES INC.

                            ___% COMMON-LINKED HIGHER
                        INCOME PARTICIPATION SECURITIESsm
                           (CHIPSsm) DUE ____________


     THE BEAR STEARNS COMPANIES INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the indenture referred to herein), for value received, hereby promises to pay ___________, or registered assigns, _________________ on ____________, subject to extension as provided on the reverse hereof, for each of the _____% Common-Linked Higher Income Participation Securitiessm (CHIPSsm) Due ______________ represented hereby, a principal amount at Maturity equal to the lesser of (A) ___% of $______ (the Closing Price of Selected Corporation Common Stock on ____________, being hereinafter referred to as the "Issue Price") or (B) the average Closing Price per share of Selected Corporation Common Stock, subject to adjustment as a result of certain dilution events as provided on the reverse hereof, for the 10 Trading Days immediately prior to Maturity, and interest thereon quarterly in arrears on each February __, May __, August __ and November __ (each an "Interest Payment Date"), beginning May __, ____, and at Maturity, from February __, ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of _____% of the Issue Price per annum (or $______ per annum) until the principal amount hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest to be paid on _________, ____, will be $______ per CHIPS.

               The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Certificate (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, or at 5:00 P.M., New York City time, on the Regular Record Date, if such Regular Record Date is not a Business Day. The Regular Record Date for any interest payment is the fifteenth day of the calendar month, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or

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     duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of such Person having been such Holder, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which having been given to each Holder of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of and interest on this Certificate are payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; PROVIDED that interest may be payable, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS CHIPS SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.




































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               Unless the certificate of authentication hereon has been
     duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

               IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed under its corporate seal.


     Dated:


                              THE BEAR STEARNS COMPANIES INC.


                              By:____________________________
                                 Chairman of the Board


     ATTEST:


     By:____________________
        Secretary
        [Corporate Seal]




                          CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   CHEMICAL BANK,
                                   as Trustee


                                   By:
                                      -------------------------------------
                                        Authorized Signatory































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                                [Reverse Of Note]

                         THE BEAR STEARNS COMPANIES INC.

                        ___% COMMON-LINKED HIGHER INCOME
                  PARTICIPATION SECURITIESsm (CHIPSsm) DUE ___




      This Certificate is one of the duly authorized issue of securities of the Company (the "Securities") issued or to be issued in one or more series under an indenture (the "Indenture"), dated as of May 31, 1991 between the Company and Manufacturers Hanover Trust Company, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The aggregate number of CHIPS of the series is limited to _________, and if the overallotment option is exercised, _________ (for an aggregate Issue Price of $__________) ($__________, if the underwriters' overallotment option is exercised in full), and the CHIPS are issuable as registered Securities without coupons. The maximum aggregate principal amount payable at Maturity of the CHIPS is $__________ ($__________, if the underwriters' overallotment option is exercised in full). This Certificate may represent any whole number of CHIPS.

                  1. DEFINITIONS. Capitalized terms used in this Certificate which are defined in the Indenture shall, unless otherwise defined herein, have the meanings assigned to them in the Indenture. As used herein, the following terms shall have the meanings assigned to them below:

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange, banking institutions or trust companies in The City of New York are required or authorized by law or executive order to close.

                  "Closing Price" of any security on any date of determination means the closing sale price or last reported sale price of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, on such other

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     national securities exchange or association that
     is the primary market for the trading of such security.

                  "Non-Trading Day" means a Business Day that is not a Trading Day.

                  "Selected Corporation" means ________________.

                  "Selected Corporation Survivor" means any surviving entity or subsequent surviving entity of the Selected Corporation.

                  "Selected Corporation Common Stock" means the common stock of the Selection Corporation.

                  "Trading Day" means a Business Day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national securities exchange or association at the close of business and (B) has traded at least once on the national securities exchange or association that is the primary market for the trading of such security.

                  2. EXTENSION OF MATURITY. In the event that any of the 10 Business Days immediately prior to ________________ is a Non-Trading Day, the CHIPS will not mature on ________________ but the Maturity of the CHIPS will be extended one Trading Day for each Non-Trading Day, PROVIDED, HOWEVER, that in no event the CHIPS mature later than ______________. The CHIPS will continue to accrue interest until the principal amount of the CHIPS is paid at Maturity. If the Maturity of the CHIPS is extended, interest hereon payable at Maturity will be payable to Holders on the date of such extended Maturity.

                  3. ANTI-DILUTION ADJUSTMENTS. The Closing Price of Selected Corporation Common Stock on any of the 10 Trading Days used to calculate the principal amount of the CHIPS payable at Maturity shall be subject to adjustment as described below to the extent that any of the events requiring such adjustment occur during the period commencing on February 4, 1994 and ending at Maturity of the CHIPS:

                 (i) In the event that a dividend or other distribution is declared (a) on any class of the Selected Corporation's capital stock (or on the capital stock of any Selected Corporation Survivor) payable in shares of Selected Corporation Common Stock (or the common stock of any Selected Corporation Survivor) or (b) on Selected Corporation Common Stock payable in cash in an amount greater than 10% of the Closing Price of Selected Corporation Common Stock on the date fixed for the determination of the shareholders of the Selected Corporation entitled to receive such


























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     cash dividend (an "Extraordinary Cash Dividend"), the Closing Price of
     Selected Corporation Common Stock (or the common stock of any Selected Corporation Survivor) used to calculate the principal amount of the CHIPS payable at Maturity of the CHIPS at the close of business on any Trading Day following the date (the "Selected Corporation Record
     Date") fixed for the determination of the shareholders of the Selected Corporation (or any Selected Corporation Survivor) entitled to receive such dividend or distribution shall be increased by multiplying such Closing Price by a fraction of which the numerator shall be the number of shares of Selected Corporation Common Stock (or the common stock of any Selected Corporation Survivor) outstanding on the Selected Corporation Record Date plus the number of shares constituting such dividend or distribution or, in the case of an Extraordinary Cash Dividend, plus the number of shares of Selected Corporation Common Stock that could be purchased with the amount of such Extraordinary Cash Dividend at a price equal to the Closing Price of Selected Corporation Common Stock on the Trading Day immediately subsequent to such Selected Corporation Record Date, and the denominator shall be the number of shares of Selected Corporation Common Stock (or the common stock of any Selected Corporation Survivor) outstanding on the Selected Corporation Record Date.

             (ii) In the event that the outstanding shares of Selected Corporation Common Stock (or the common stock of any Selected Corporation Survivor) are subdivided into a greater number of shares, the Closing Price of Selected Corporation Common Stock (or the common stock of any Selected Corporation Survivor) used to calculate the principal amount of the CHIPS payable at Maturity on any Trading Day following the date on which such subdivision becomes effective will be proportionately increased, and conversely, in the event that the outstanding shares of Selected Corporation Common Stock (or the common stock of any Selected Corporation Survivor) are combined into a smaller number of shares, such Closing Price will be proportionately reduced.

          (iii) In the event that Selected Corporation Common Stock (or the common stock of any Selected Corporation Survivor) is changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (except to the extent otherwise provided in (i) or (ii) above or pursuant to a consolidation, merger, sale, transfer, lease or conveyance, liquidation, dissolution or winding up, as described in
     (iv) below) the principal amount of the CHIPS payable at Maturity shall be calculated by using the Closing Prices of the shares of stock into which a share of Selected Corporation Common Stock (or the

























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     common stock of any Selected Corporation Survivor) was changed on any
     Trading Day following the effectiveness of such change.

          (iv) In the event of any (A) consolidation or merger of the Selected Corporation, or any Selected Corporation Survivor with or into another entity (other than a consolidation or merger in which the Selected Corporation is the surviving entity), (B) sale, transfer, lease or conveyance of all or substantially all of the assets of the Selected Corporation or any Selected Corporation Survivor, (C) liquidation, dissolution or winding up of the Selected Corporation or any Selected Corporation Survivor or (D) any declaration of a distribution on Selected Corporation Common Stock of the common stock of any subsidiary of the Selected Corporation (a "Selected Corporation Spin-Off") (any of the events described in (A), (B), (C) or (D), a "Reorganization Event"), for purposes of determining the principal amount of each CHIPS payable at Maturity, the Closing Price of Selected Corporation Common Stock on any Trading Day subsequent to the effective time of the Reorganization Event will be deemed to be the value of the cash and other property (including securities) received by a holder of a share of Selected Corporation Common Stock in any such Reorganization Event, plus, in the case of a Selected Corporation Spin-Off, the value of a share of Selected Corporation Common Stock, or, to the extent that such holder obtains securities in any Reorganization Event, the value of the cash and other property received by the holder of such securities in any subsequent
     Reorganizing Event.  For purposes of determining any such Closing
     Prices, the value of (A) any cash and other property (other than securities) received in any such Reorganization Event will be an amount equal to the value of such cash and other property at the effective time of such Reorganization Event and (B) any securities received in any such Reorganization Event will be an amount equal to the Closing Prices of such securities.

             Notwithstanding the foregoing, the principal amount of each CHIPS payable at Maturity will not, under any circumstances, exceed ___% of the Issue Price (or $_______ per CHIPS).

             4. TRANSFER, EXCHANGE AND REPLACEMENT. This Certificate may be transferred by the Holder hereof upon surrender of the Certificate to the Trustee at its Corporate Trust Office, duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof, a duly appointed legal representative or a duly authorized attorney.
      Such signature must be guaranteed. A new Certificate shall be issued to the transferee upon registration of any such transfer.
























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             This Certificate may be exchanged by the Holder hereof for other
      Certificates representing the same principal amount of CHIPS upon surrender of this Certificate to the Trustee at the Corporate Trust Office and, in such case, new Certificates representing the same principal amount of CHIPS shall thereupon be issued.

             If this Certificate is mutilated, lost, stolen or destroyed, a new Certificate representing the same principal amount of CHIPS shall be issued in exchange for such mutilated Certificate or in lieu of such lost, stolen or destroyed Certificate, but, in the case of the loss, theft or destruction of this Certificate only upon receipt of evidence satisfactory to the Company and to the Trustee of such loss, theft, or destruction and, if requested, upon receipt also of security or indemnity satisfactory to each of them.

             No service charge shall be made for any registration, transfer or exchange of certificates but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates other than those expressly provided in the Indenture to be made at the Company's own expense without charge to the holders of Certificates. In the case of the replacement of mutilated, lost, stolen or destroyed Certificates, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

              5. MISCELLANEOUS. Interest on the CHIPS will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest in respect of an interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no additional interest will accrue as a result of such delayed payment.

             The CHIPS are not subject to redemption prior to _______.

             The defeasance provisions set forth in the Indenture shall not be applicable to the CHIPS.

             If an Event of Default with respect to the CHIPS shall have occurred and be continuing, the principal of all the CHIPS may be

























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        declared due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Certificate shall be conclusive and binding upon such Holder and upon future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Certificate.

             Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Certificate or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal amount and interest on this Certificate at the time, place and rate, and in the coin or currency herein prescribed.

             Prior to the due presentment of this Certificate for registration or transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, whether or not this Certificate be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

             This Certificate shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State without regard to the conflict of law rules of said State.
































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                                                         ABBREVIATIONS

             The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common         UNIF GIFT MIN ACT -_____ Custodian ____
TEN ENT -- as tenants by the entireties                    (Cust)       (Minor)
JT TEN  -- as joint tenants with right of    Under Uniform Gifts to Minors Acts
           survivorship and not as tenants
           in common                         __________________________________
                                                           (State)



    Additional abbreviations may also be used though not in the above list.


                               FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

- --------------------------------------

- -----------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
 ASSIGNEE

- -----------------------------------------------------------------------

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

- -----------------------------------------------------------------------
to transfer such Certificate on the books of The Bear Stearns Companies Inc. with full power of substitution in the premises.



Dated:  _______________________________



                                    -----------------------------------
                                    Signature

                                    NOTICE:  The signature to this
                                    assignment must correspond with the
                                    name as it appears upon the face of
                                    this Certificate in every particular,
                                    without alteration or enlargement or any change whatsoever.